UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): November 19, 2013

Alico, Inc.

(Exact name of registrant as specified in its charter)

Florida	0-261	59-0906081
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10070 Daniels Interstate Court

Fort Myers, Florida, 33913

(Address of principal executive offices)

Registrant’s telephone number: (239) 226-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 C.F.R. 230.425)

☐	Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 C.F.R. 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14D-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 C.F.R. 240.13e-4(c))

Section 5 Item 5.01	Corporate Governance and Management Changes in Control of Registrant

On November 19, 2013, 734 Investors, LLC (the “Buyer”), an investment fund affiliated with 734 Agriculture, LLC (“734 Agriculture”) and George R. Brokaw, a Member of 734 Agriculture and the Buyer’s designee (the “Designee”), completed the previously announced purchase from Alico Holding, LLC (the “Seller”), a company wholly owned by Atlantic Blue Group, Inc., of 3,725,457 shares of common stock, par value $1 per share, of Alico, Inc. (the “Company” and the “Common Stock”), owned by the Seller for $37.00 per share, for an aggregate purchase price of approximately $137,841,909 in cash (the “Share Purchase”). The Buyer used equity investments from its members of approximately $123,410,000 and debt financing of $13,691,909 to fund its portion of the purchase price. The Designee used cash on hand to fund his portion of the purchase price.

The Company Common Stock acquired by the Buyer and the Designee represents approximately 51% of the Company’s outstanding voting securities. On November 15, 2013, the Buyer amended and restated its LLC operating agreement (the “LLC Agreement”) to admit new members and to designate 734 Agriculture as the managing member, with authority to administer the affairs of the Buyer, including the voting and disposition of shares of Common Stock, subject to certain restrictions set forth therein. The Buyer also entered into an agreement with the Designee (the “Designee Agreement”), dated as of November 15, 2013, providing that the Designee will vote the shares of the Company’s Common Stock acquired in the Share Purchase as directed by the Buyer and will not transfer, sell or otherwise dispose of those shares except pro rata with the Buyer’s disposition of its shares of the Company’s Common Stock. As a result, upon the consummation of the Share Purchase, the Buyer and 734 Agriculture will have the voting power to control the election of the Company’s directors and any other matter requiring the affirmative vote or consent of the Company shareholders.

The LLC Agreement also provides that the Buyer and 734 Agriculture will cause one of the directors of the Company so elected (or two, if the Company’s Board of Directors (the “Board”) is comprised of eleven or more members) to be an individual or individuals nominated by an affiliate of Arlon Group, so long as such nominee(s) satisfies certain conditions set forth in the LLC Agreement, including compliance with director independence and other criteria of the Company, the Nasdaq Global Select Stock Market (“Nasdaq”) and the Securities and Exchange Commission (the “SEC”) and applicable provisions of the Securities Exchange Act of 1934 (the “Exchange Act”), and qualification to serve as a director under the laws of the State of Florida.

The Company is not a party to the LLC Agreement or the Designee Agreement. The information contained in this Current Report on Form 8-K concerning the LLC Agreement and the Designee Agreement has been furnished to the Company by the Buyer and 734 Agriculture, and the Company assumes no responsibility for the accuracy of any such information.

Section 5 Item 5.02	Corporate Governance and Management Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of Directors; Resignation of Directors

With the closing of the Share Purchase, the previously announced election of the following individuals to the Company’s board of directors (the “Board”) became effective: Mr. Brokaw, Member of 734 Agriculture; Remy W. Trafelet, Manager of 734 Agriculture; W. Andrew Krusen, Chairman and CEO of Dominion Financial Group; Benjamin D. Fishman, Managing Principal of Arlon Group; Henry R. Slack, former Chairman of the Board of Terra Industries, Inc. and Senior Partner of Quarterwatch, LLC; Clayton G. Wilson, former CEO of 734 Citrus Holdings, LLC d/b/a Silver Nip Citrus (“Silver Nip”) and Chairman of the Board Latt Maxcy Corporation; and R. Greg Eisner, Head of Strategy of Dubin & Company, LLC. In accordance with the LLC Agreement, Arlon Group proposed that Mr. Fishman be included in the slate of new directors to be elected to the Board. Biographical information on each of the directors elected to the Board can be found in the Company’s Schedule 14f-1 filed with the SEC on November 8, 2013 (the “Schedule 14f-1”), under the section entitled “Directors Designated by 734 Investors—734 Investors’ Designees,” which is incorporated by reference into this Item 5.02.

Ramon A. Rodriguez remained on the Board and will continue to serve as director of the Company following the Share Purchase. In addition, Adam D. Compton, who previously resigned subject to and effective upon the closing of the Share Purchase, was reelected to the Board on November 22, 2013. Biographical information on Messrs. Rodriguez and Compton can be found in the Schedule 14f-1 under the section entitled “Board of Directors,” which is incorporated by reference into this Item 5.02.

Upon the Closing of the Share Purchase, the following individuals ceased to be directors of the Company pursuant to their previously disclosed resignations: JD Alexander, Dykes Everett, Thomas H. McAuley, Charles L. Palmer, John D. Rood, and Gordon Walker, PhD. Mr. Robert J. Viguet, Jr. resigned from the Board on November 21, 2013.

In connection with the change in the membership of the Board:

•	Mr. Slack was appointed to serve as Chairman of the Board;

•	Messrs. Trafelet (Chair), Brokaw, Fishman and Slack were appointed to serve as members of the Executive Committee of the Board;

•	Messrs. Rodriguez (Chair), Compton and Krusen were appointed to serve as members of the Audit Committee of the Board;

•	Messrs. Eisner (Chair), Brokaw and Krusen were appointed to serve as members of the Compensation Committee of the Board; and

•	Messrs. Brokaw (Chair), Compton, Eisner and Fishman were appointed to serve as members of the Nominations and Governance Committee of the Board.

Appointment of Mr. Wilson as the Company’s Chief Executive Officer

Upon the closing of the Share Purchase, Mr. Alexander ceased to be the Company’s CEO pursuant to his previously disclosed resignation. On November 22, 2013, the Board appointed Mr. Wilson to serve as the Company’s Chief Executive Officer (“CEO”), effective immediately. Mr. Wilson also resigned from his position as CEO of Silver Nip effective the same date. Biographical information on Mr. Wilson can be found in the Company’s Schedule 14f-1 under the section entitled “Directors Designated by 734 Investors—734 Investors’ Designees—Mr. Clayton G. Wilson,” which is incorporated by reference into this Item 5.02. The Company expects to negotiate and enter into an employment agreement with Mr. Wilson, which will provide for compensation and other terms of employment appropriate for his position with the Company. During the interim period beginning on November 22, 2013 and ending when a definitive employment agreement with Mr. Wilson becomes effective, Mr. Wilson’s compensation will be equivalent to the compensation he previously received as CEO of Silver Nip, which is expected to consist of an annual base salary of $150,000 and customary fringe benefits (including employee welfare and retirement benefits) provided to executive officers of the Company.

Silver Nip Agreement

On November 22, 2013, the Company entered into an employee lease agreement with Mr. Wilson and Silver Nip (the “Silver Nip Agreement”). Silver Nip is owned and controlled by Messrs. Brokaw, Trafelet and Wilson.

The Silver Nip Agreement provides, subject to the terms and conditions set forth therein, for the Company to furnish Mr. Wilson’s services to Silver Nip to perform the functions and services that Mr. Wilson has previously performed for Silver Nip prior to his resignation as CEO of Silver Nip (the “Resignation Date”). The Silver Nip Agreement provides that Mr. Wilson will spend a majority of his working time performing functions and services for the Company and that in no event will Mr. Wilson be required to take any action that he or the Company determines could conflict with Mr. Wilson’s exercise of his fiduciary duties under applicable law owed to the Company or could interfere with the performance of his duties as an executive officer of the Company. In exchange for furnishing Mr. Wilson’s services, Silver Nip has agreed to pay to the Company the cash salary that would have been paid to Mr. Wilson pursuant to his previous employment arrangement with Silver Nip, had that arrangement continued to be in force.

The Silver Nip Agreement continues through December 31, 2013. If neither the Company nor Silver Nip has provided the other with written notice of an intention to terminate the Silver Nip Agreement at least three business days before December 31, 2013 (or any subsequent renewal period), the Silver Nip Agreement will automatically renew for a one month period. In addition, Silver Nip may terminate the Silver Nip Agreement at any time upon 10 business days’ prior written notice to the Company. The description of the Silver Nip Agreement set forth under this

Item 5.02 is qualified in its entirety by reference to the complete terms and conditions of the agreement, which is attached hereto as Exhibit 10.1.

Section 9 Item 9.01	Financial Statements and Exhibits Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
10.1	Employee Lease Agreement, dated as of November 22, 2013, by and between Alico, Inc., 734 Citrus Holdings, LLC and Clayton G. Wilson

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALICO, INC.

Date: November 25, 2013	By:	/s/ W. Mark Humphrey
	Name:	W. Mark Humphrey
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Employee Lease Agreement, dated as of November 22, 2013, by and between Alico, Inc., 734 Citrus Holdings, LLC and Clayton G. Wilson